InspireMD Elects Two New Board Members

Paul S. Stuka, Managing Member, Osiris Partners and Former State Street and Fidelity Management Executive, and Eyal Weinstein, CPA, Executive and Board Member in Israel, to Strengthen Board

Tel-Aviv, August 11, 2011 -- InspireMD, Inc. (OTC BB: NSPR) (“Inspire” or the “Company”), the developer of the MGuard™ mesh protective stent system, today announced the election of two proven leaders to the Company’s board of directors. Paul S. Stuka, Managing Member of Osiris Partners and a 30-year investment industry veteran, and Eyal Weinstein, a certified public accountant, former executive of several Israeli firms sold to larger companies and a director on the boards of several publicly traded companies, were both elected to InspireMD’s Board of Directors. Both will be independent, non-executive directors.

Prior to forming Osiris Partners, Mr. Stuka was a Managing Director of Longwood Partners, managing small cap institutional accounts. In 1995, Mr. Stuka joined State Street Research and Management as manager of its Market Neutral and Mid Cap Growth Funds. From 1986 to 1994, Mr. Stuka served as the general partner of Stuka Associates, where he managed a U.S.-based investment partnership. Mr. Stuka began his career in 1980 as an analyst at Fidelity Management and Research. As an analyst, Mr. Stuka followed a wide array of industries including healthcare, energy, transportation, and lodging & gaming. Early in his career he became the assistant portfolio manager for three Fidelity Funds, including the Select Healthcare Fund which was recognized as the top performing fund in the U.S. for the five-year period ending December 31, 1985. In 1984 he became the original manager of the Fidelity OTC Fund, which was the second-best performing U.S. mutual fund for 1985, appreciating 69%. At the time of his departure in June, 1986, the Fund had appreciated over 115% in 18 months and assets approached $1 billion. During his career, Mr. Stuka has been featured in articles in The Wall Street Journal, Barron's, The New York Times, and BusinessWeek.

Mr. Weinstein is an accountant, a CPA and a proven senior executive. During the last decade he has served as a director for B.O.S. Better Online Solutions, a Nasdaq-listed company, a member of the Investment Committee of Phoenix Insurance Company Ltd. and a director for several other private companies. He is currently Chief Executive Officer of LEOREX LTD., a company developing and marketing Dermo Cosmetic products. From 2001 to 2007, Mr. Weinstein worked as Manager-Partner of C.I.G., an economic and accounting consultancy, consulting for leading Israeli banks, including Leumi Bank, Hapoalim Bank, Discount Bank and Bank Hamizrachi. From 2000 to 2001, he was Manager-Partner of Exseed, a venture capital fund which invested in early-stage companies. Beginning in 1996, Mr. Weinstein was a partner and founder in the establishment of three high-tech companies that were ultimately sold, two to Microsoft Corporation. Previously, Mr. Weinstein served as an accountant, first for Aberdam and Weiskopf C.P.A in Haifa, Israel and subsequently for Kost-Lev-Ari, Israel’s Ernst & Young operation.

Asher Holzer, co-founder and President of InspireMD, commented, “The board of directors welcomes Mr. Stuka, a recognized leader in investing and particularly healthcare investing, and Mr. Weinstein, a recognized financial and business leader in Israel, to our board. InspireMD is committed to building a world-class organization, and this includes excellence in corporate governance, as we prepare for a listing on a major exchange as soon as possible. Adding these experienced, business-focused and well-respected professionals to our board is a significant and positive step in that direction. Our board now includes a majority of non-executive, independent directors, a milestone we consider important as we focus on creating sustainable shareholder value.”

Mr. Stuka added, “I believe InspireMD’s mesh protective stent system addresses a currently unmet need for the treatment of Acute MI, and has the potential to become a unique offering in a fast-growing and underserved segment of an otherwise saturated market. I look forward to working with management to leverage this exciting intellectual property to ultimately create shareholder value.”

Mr. Weinstein commented, “Throughout my career, I have focused on working with innovative and exciting Israeli companies, and I am excited to continue that effort with InspireMD. I believe InspireMD has the potential to emerge as a globally recognized leader in the interventional cardiology industry, and I look forward to providing guidance and advice in that effort.”

With this announcement, InspireMD, Inc.’s Board of Directors includes five members. In addition to Mr. Weinstein and Mr. Stuka, Sol J. Barer, a 30-year biotechnology industry veteran and the founder and former Chairman, President, COO and CEO of Celgene was elected to the Company’s Board of Directors in July, 2011. These three non-executive, independent directors join Dr. Holzer and Ofir Paz, the Company’s co-founders.

Mr. Paz, CEO of InspireMD, concluded, “The expanded board and the expertise of its members will help drive the company to the next level. We look forward to benefiting from their counsel and believe this expanded board will enable us to meet the goal of becoming a significant player in the interventional cardiology market.”

About InspireMD Inc.

InspireMD is an innovative medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuardTM. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD’s common stock is listed on the OTC BB under the ticker symbol “NSPR”. For more information, visit www.inspiremd.com.

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xi) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Current Report on Form 8-K filed with the SEC on April 6, 2011. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Company Contact:
www.inspire-md.com
Jonina Ohayon
Marketing Director
jonina@inspire-md.com
OTC BB: NSPR

Investor Contact:
Jeffrey Stanlis
Partner, Hayden IR
jeff@haydenir.com
(602) 476-1821